Exhibit 99.1

Heritage Commerce Corp Earns $2.8 Million in Second Quarter of 2013,
Strong Second Quarter Loan Growth

San Jose, CA – July 25, 2013 – Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today reported net income of $2.8 million for the second quarter of 2013, or $0.09 per average diluted common share, driven by solid loan and deposit growth, stable net interest margin, and lower credit costs.  Net income was $2.7 million, or $0.08 per average diluted common share, for the second quarter of 2012.  There were no dividends or discount accretion on preferred stock in the second quarter of 2013 and 2012.  For the six months ended June 30, 2013, net income available to common shareholders was $5.0 million, or $0.16 per average diluted common share, an increase of 40% from $3.5 million, or $0.11 per average diluted common share, for the six months ended June 30, 2012.  All results are unaudited.

“Our improving earnings trend gained further momentum in the second quarter of 2013,” said Walter Kaczmarek, President and Chief Executive Officer.  “The steady economy in the greater San Francisco Bay Area has increased loan demand from local small-to-medium sized businesses.  Our total loans increased $40.0 million, or 5%, at June 30, 2013, compared to March 31, 2013, while our net interest margin remained stable.  Additionally, our deposit growth continued and credit quality once again meaningfully improved.  Both nonperforming assets and classified assets decreased substantially year-over-year, and we received net recoveries on loans in the second quarter totaling $270,000.”

“In June, we announced plans to redeem our floating-rate subordinated debt totaling $9 million during the third quarter of this year.  We incurred charges of $167,000 related to the redemptions in the second quarter of 2013 and anticipate savings of $90,000 per quarter in interest expense starting in the fourth quarter.  These redemptions eliminate all of the subordinated debt from our capital structure,” Mr. Kaczmarek added.  “During the second quarter of 2013, we also completed the repurchase of the common stock warrant issued to the U.S. Department of the Treasury in 2008 for $140,000.”

Second Quarter 2013 Highlights (as of, or for the period ended June 30, 2013, except as noted):

◆
Diluted earnings per share increased 13% to $0.09 for the second quarter of 2013, compared to $0.08 per diluted share for the second quarter of 2012, and increased 29% from $0.07 for the first quarter of 2013.  Diluted earnings per share increased 45% to $0.16 for the first half of 2013, compared to $0.11 per diluted share for the first half of 2012.

◆
The net interest margin decreased six basis points to 3.89% for the second quarter of 2013, from 3.95% for the second quarter of 2012, primarily due to lower yields on loans and securities, partially offset by a lower cost of funds.   The net interest margin increased 18 basis points from 3.71% for the first quarter of 2013, primarily due to a higher average balance of loans and a lower average balance of overnight funds at the Federal Reserve.

◆	Total deposits grew 8% to $1.19 billion at June 30, 2013, compared to $1.10 billion at June 30, 2012, and increased 2% from $1.17 billion at March 31, 2013.

◆	Loans (excluding loans-held-for-sale) increased 5% to $842.0 million at June 30, 2013, compared to $798.1 million at June 30, 2012, and increased 5% from $801.9 million at March 31, 2013.

◆
Credit quality remained strong with nonperforming assets declining 16% to $15.0 million at June 30, 2013, compared to $17.8 million at June 30, 2012, and declining 14% from $17.4 million at March 31, 2012.

◆
Classified assets, net of Small Business Administration (“SBA”) guarantees, decreased 57% to $23.8 million at June 30, 2013, from $54.9 million at June 30, 2012, and decreased 24% from $31.2 million at March 31, 2013.

◆
Net recoveries totaled $270,000 for the second quarter of 2013, compared to net charge-offs of $1.1 million for the second quarter of 2012, and net recoveries of $315,000 for the first quarter of 2013.

◆
There was a credit to the provision for loan losses of $270,000 for the second quarter of 2013, compared to a provision for loan losses of $815,000 for the second quarter of 2012, and no provision for the first quarter of 2013.

◆	The allowance for loan losses (“ALLL”) was 2.30% of total loans at June 30, 2013, compared to 2.51% at June 30, 2012, and 2.41% at March 31, 2013.

◆
Accumulated other comprehensive loss was ($4.7) million at June 30, 2013, compared to accumulated other comprehensive income of $3.2 million a year ago, and accumulated other comprehensive income of $1.4 million at March 31, 2013.  The decrease was primarily due to an unrealized loss on securities available-for-sale of ($507,000), net of taxes, at June 30, 2013, compared to an unrealized gain on securities available-for-sale of $7.1 million, net of taxes, at June 30, 2012, and an unrealized gain on securities available-for-sale of $5.6 million, net of taxes, at March 31, 2013.

◆	Capital ratios exceeded regulatory requirements for a well-capitalized financial institution on a holding company and bank level at June 30, 2013:

Capital Ratios	Heritage Commerce Corp	Heritage Bank of Commerce	Well-Capitalized Financial Institution Regulatory Guidelines
Total Risk-Based	16.4%	15.6%	10.0%
Tier 1 Risk-Based	15.1%	14.3%	6.0%
Leverage	12.4%	11.7%	5.0%

Operating Results

Net interest income increased slightly to $12.2 million for the second quarter of 2013, compared to $12.1 million for the second quarter of 2012, primarily due to a higher average volume of loans and securities.  Net interest income for the first quarter of 2013 was $12.2 million.  For the six months ended June 30, 2013, net interest income remained flat at $24.3 million, compared to the six months ended June 30, 2012.

The net interest margin decreased six basis points to 3.89% for the second quarter of 2013, from 3.95% for the second quarter of 2012, primarily due to lower yields on loans and securities, partially offset by a lower cost of funds.   The net interest margin increased 18 basis points from 3.71% for the first quarter of 2013, primarily due to a higher average balance of loans and a lower average balance of overnight funds at the Federal Reserve.  For the first six months of 2013, the net interest margin decreased 21 basis points to 3.80%, compared to 4.01% for the first six months of 2012, primarily due to lower yields on loans and securities and a higher average balance of excess deposits at the Federal Reserve, partially offset by a higher average balance of loans and a lower cost of funds.

Improving overall asset quality and net recoveries in the first half of 2013 led to a $270,000 credit to the provision for loan losses for the second quarter of 2013, and no provision for loan losses for the first quarter of 2013.  Net recoveries totaled $270,000 for the second quarter and $585,000 for the first half of 2013. The provision for loan losses was $815,000 for the second quarter and $915,000 for the first six months of 2012.

Noninterest income was $1.9 million for the second quarter of 2013, compared to $2.1 million for the second quarter of 2012, and $1.7 million for the first quarter of 2013.  In the first six months of 2013, noninterest income was $3.6 million, compared to $3.8 million in the first six months of 2012.  Noninterest income was lower in the second quarter and first six months of 2013, compared to the same periods in 2012, primarily due to a lower gain on sales of SBA loans and servicing income.

Total noninterest expense for the second quarter of 2013 was $10.4 million, an increase of 10% from $9.5 million for the second quarter of 2012, and a decrease of 4% from $10.8 million for the first quarter of 2013.  Noninterest expense for the first six months of 2013 increased 4% to $21.2 million, compared to $20.3 million for the first six months of 2012. The increase in noninterest expense for the second quarter and first six months of 2013, compared to the same periods a year ago, was primarily due to increased salaries and employee benefits expense due to annual salary increases and hiring of additional lending relationship officers, and a $167,000 charge in the second quarter of 2013 related to the redemption of the floating-rate subordinated debt.  The decrease in noninterest expense for the second quarter of 2013, compared to the first quarter of 2013, was primarily due to lower professional fees and salaries and employee benefits expense.

Income tax expense for the second quarter of 2013 was $1.2 million, compared to $1.2 million for the second quarter of 2012, and $855,000 for the first quarter of 2013. The effective tax rate for the second quarter of 2013 decreased to 29%, compared to 31% for the second quarter of 2012, primarily due to the impact of tax-exempt interest income earned on municipal bonds.  The effective tax rate for the first quarter of 2013 was 28%.  Income tax expense for the first six months of 2013 was $2.0 million, compared to $2.2 million for the first six months of 2012. The effective tax rate for the six months ended June 30, 2013 was 29%, compared to 31% for the six months ended June 30, 2012.  The difference in the effective tax rate for the periods reported, compared to the combined Federal and state statutory tax rate of 42%, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships, and tax-exempt interest income earned on municipal bonds.

The efficiency ratio for the second quarter of 2013 was 73.85%, compared to 66.70% for the second quarter of 2012, and 78.03% for the first quarter of 2013.  The efficiency ratio was 75.92% for the first six months of 2013, compared to 72.13% for the first six months of 2012.

Balance Sheet Review, Capital Management and Credit Quality

The Company’s total assets increased 6% to $1.40 billion at June 30, 2013, from $1.32 billion a year ago, and increased 1% from $1.38 billion at March 31, 2013.

The investment securities available-for-sale portfolio totaled $293.8 million at June 30, 2013, compared to $389.8 million at June 30, 2012, and $346.8 million at March 31, 2013.  At June 30, 2013, the securities available-for-sale portfolio was comprised of $225.4 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities), $47.7 million of corporate bonds, and $20.7 million of single entity issue trust preferred securities.  The pre-tax unrealized loss on securities available-for-sale at June 30, 2013 was ($880,000), compared to a pre-tax unrealized gain on securities available-for-sale at June 30, 2012 of $12.3 million, and a pre-tax unrealized gain on securities available-for-sale at March 31, 2013 of $9.6 million.

At June 30, 2013, investment securities held-to-maturity totaled $81.7 million, compared to no investment securities held-to-maturity at June 30, 2012, and $68.3 million at March 31, 2013.  At June 30, 2013, the securities held-to-maturity portfolio, at amortized cost, was comprised of $67.5 million tax-exempt municipal bonds and $14.2 million agency mortgage-backed securities.

Loans, excluding loans held-for-sale, totaled $842.0 million at June 30, 2013, an increase of 5% from $798.1 million at June 30, 2012, and also an increase of 5% from $801.9 million at March 31, 2013.  The loan portfolio remains well-diversified with commercial and industrial (“C&I”) loans accounting for 46% of the portfolio at June 30, 2013.  Commercial and residential real estate loans accounted for 44% of the total loan portfolio, of which 50% were owner-occupied by businesses.  Consumer and home equity loans accounted for 7% of total loans, and land and construction loans accounted for the remaining 3% of total loans at June 30, 2013.

The yield on the loan portfolio was 4.93% for the second quarter of 2013, compared to 5.23% for the same period in 2012, and 5.13% for the first quarter of 2013.  The yield on the loan portfolio was 5.03% for the first six months of 2013, compared to 5.32% for the same period in 2012.

Nonperforming assets (“NPAs”) were $15.0 million, or 1.07% of total assets, at June 30, 2013, compared to $17.8 million, or 1.35% of total assets, a year ago.  NPAs were $17.4 million, or 1.26% of total assets at March 31, 2013. The following is a detail of NPAs at June 30, 2013:

	June 30, 2013
	Balance	% of Total
Commercial real estate loans	$5,069	34%
SBA loans	2,915	20%
Home equity and consumer loans	2,506	17%
Land and construction loans	2,129	14%
Commercial and industrial loans	1,249	8%
Foreclosed assets	659	4%
Restructured and loans over 90 days past due and accruing	510	3%
	$15,037	100%

At June 30, 2013, the $15.0 million of NPAs included $458,000 of loans guaranteed by the SBA and $510,000 of restructured loans still accruing interest income.  Foreclosed assets were $659,000 at June 30, 2013, compared to $3.1 million at June 30, 2012, and $738,000 at March 31, 2013.

Classified assets (net of SBA guarantees) decreased to $23.8 million at June 30, 2013, from $54.9 million at June 30, 2012, and $31.2 million at March 31, 2013.

The following table summarizes the allowance for loan losses:

	For the Quarter Ended:
	June 30,	March 31,	June 30,
	2013	2013	2012
ALLOWANCE FOR LOAN LOSSES
(in $000's, unaudited)
Balance at beginning of quarter	$19,342	$19,027	$20,306
Provision (credit) for loan losses during the quarter	(270)	-	815
Net recoveries (charge-offs) during the quarter	270	315	(1,098)
Balance at end of quarter	$19,342	$19,342	$20,023

Total loans	$841,950	$801,925	$798,106
Total nonperforming loans	$14,378	$16,664	$14,732

Allowance for loan losses to total loans	2.30%	2.41%	2.51%
Allowance for loan losses to total nonperforming loans,
excluding nonaccrual loans - held-for-sale	134.52%	116.07%	137.57%

Deposits totaled $1.19 billion at June 30, 2013, compared to $1.10 billion at June 30, 2012, and $1.17 billion at March 31, 2013.  Noninterest-bearing deposits increased 11% to $407.5 million at June 30, 2013, from $367.9 million at June 30, 2012, and increased 3% from $397.2 million at March 31, 2013.  Interest-bearing demand deposits increased 15% to $171.0 million at June 30, 2013, from $148.8 million at June 30, 2012, and increased 1% from $169.7 million at March 31, 2013.  At June 30, 2013, brokered deposits decreased 21% to $76.8 million, from $97.7 million at June 30, 2012, and decreased 8% from $83.8 million at March 31, 2013.  Total deposits, excluding brokered deposits, were $1.11 billion at June 30, 2013, compared to $1.01 billion at June 30, 2012, and $1.08 billion at March 31, 2013.

The total cost of deposits decreased 6 basis points to 0.21% during the second quarter of 2013, from 0.27% during the second quarter of 2012, and remained the same as 0.21% for the first quarter of 2013.  The total cost of deposits decreased 6 basis points to 0.21% during the first six months of 2013, from 0.27% during the first six months of 2012.

Subordinated debt decreased to $9.3 million at June 30, 2013, compared to $23.7 million at June 30, 2012, as a result of the redemption of $14 million fixed-rate subordinated debt during the third quarter of 2012.  Subordinated debt was also $9.3 million at March 31, 2013.  In June, 2013, the Company announced that it will redeem the remaining $9.3 million of subordinated debt in the third quarter of 2013.

Tangible equity was $165.9 million at June 30, 2013, compared to $162.4 million at June 30, 2012 and $169.0 million at March 31, 2013.  Tangible book value per common share was $5.56 at June 30, 2013, compared to $5.44 a year ago, and $5.67 at March 31, 2013.  There were 21,004 shares of Series C Preferred Stock outstanding at June 30, 2013, June 30, 2012, and March 31, 2013, and the Series C Preferred Stock is convertible into an aggregate of 5.6 million shares of common stock at a conversion price of $3.75, upon a transfer of the Series C Preferred Stock in a widely dispersed offering.  Pro forma tangible book value per common share, assuming the Company’s outstanding Series C Preferred Stock was converted into common stock, was $5.19 at June 30, 2013, compared to $5.09 a year ago, and $5.29 at March 31, 2013.

Accumulated other comprehensive loss was ($4.7) million at June 30, 2013, compared to accumulated other comprehensive income of $3.2 million a year ago, and $1.4 million at March 31, 2013. The components of other comprehensive loss, net of taxes, at June 30, 2013 include the following: an unrealized loss on available-for-sale securities of ($507,000); the remaining unamortized unrealized gain on securities available-for-sale transferred to held-to-maturity of $481,000; a liability adjustment on split dollar insurance contracts of ($2.4) million; a liability adjustment on the supplemental executive retirement plan of ($3.3) million; and an unrealized gain on interest-only strip from SBA loans of $1.0 million.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender. For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. The forward-looking statements could be affected by many factors, including but not limited to: (1) competition for loans and deposits and failure to attract or retain deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, the allowance for loan losses; (3) risks associated with concentrations in real estate related loans; (4) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (5) the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (6) stability of funding sources and continued availability of borrowings;  (7) our ability to raise capital or incur debt on reasonable terms; (8) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (9) continued volatility in credit and equity markets and its effect on the global economy; (10) the impact of reputational risk on such matters as business generation and retention, funding and liquidity; (11) oversupply of inventory and continued deterioration in values of California commercial real estate; (12) a prolonged slowdown in construction activity; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and executive compensation) which we must comply, including but not limited to, the Dodd-Frank Act of 2010; (14) the effects of security breaches and computer viruses that may affect our computer systems; (15) changes in consumer spending, borrowings and saving habits; (16) changes in the competitive environment among financial or bank holding companies and other financial service providers; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) the ability to increase market share and control expenses; and (20) our success in managing the risks involved in the foregoing items. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000's, unaudited)	2013	2013	2012	2013	2012	2013	2012	Change
Interest income	$12,838	$12,867	$13,296	0%	-3%	$25,705	$26,745	-4%
Interest expense	685	714	1,212	-4%	-43%	1,399	2,402	-42%
Net interest income before provision for loan losses	12,153	12,153	12,084	0%	1%	24,306	24,343	0%
Provision (credit) for loan losses	(270)	-	815	N/A	-133%	(270)	915	-130%
Net interest income after provision for loan losses	12,423	12,153	11,269	2%	10%	24,576	23,428	5%
Noninterest income:
Service charges and fees on deposit accounts	618	577	601	7%	3%	1,195	1,191	0%
Increase in cash surrender value of life insurance	410	416	429	-1%	-4%	826	858	-4%
Servicing income	385	365	447	5%	-14%	750	907	-17%
Gain on sales of SBA loans	134	136	376	-1%	-64%	270	412	-34%
Gain on sales of securities	7	31	32	-77%	-78%	38	59	-36%
Other	361	138	205	162%	76%	499	386	29%
Total noninterest income	1,915	1,663	2,090	15%	-8%	3,578	3,813	-6%

Noninterest expense:
Salaries and employee benefits	5,864	6,011	5,377	-2%	9%	11,875	11,044	8%
Occupancy and equipment	1,028	1,068	967	-4%	6%	2,096	1,963	7%
Professional fees	400	982	470	-59%	-15%	1,382	1,681	-18%
Other	3,097	2,720	2,640	14%	17%	5,817	5,622	3%
Total noninterest expense	10,389	10,781	9,454	-4%	10%	21,170	20,310	4%
Income before income taxes	3,949	3,035	3,905	30%	1%	6,984	6,931	1%
Income tax expense	1,156	855	1,226	35%	-6%	2,011	2,177	-8%
Net income	2,793	2,180	2,679	28%	4%	4,973	4,754	5%
Dividends and discount accretion on preferred stock	-	-	-	N/A	N/A	-	(1,206)	-100%
Net income available to common shareholders	$2,793	$2,180	$2,679	28%	4%	$4,973	$3,548	40%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.09	$0.07	$0.08	29%	13%	$0.16	$0.11	45%
Diluted earnings per share	$0.09	$0.07	$0.08	29%	13%	$0.16	$0.11	45%
Common shares outstanding at period-end	26,338,521	26,333,368	26,293,277	0%	0%	26,338,521	26,293,277	0%
Pro forma common shares outstanding at period-end, assuming
Series C preferred stock was converted into common stock	31,939,521	31,934,368	31,894,277	0%	0%	31,939,521	31,894,277	0%
Book value per share	$5.62	$5.75	$5.52	-2%	2%	$5.62	$5.52	2%
Tangible book value per share	$5.56	$5.67	$5.44	-2%	2%	$5.56	$5.44	2%
Pro forma tangible book value per share, assuming Series C
preferred stock was converted into common stock	$5.19	$5.29	$5.09	-2%	2%	$5.19	$5.09	2%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.53%	5.20%	6.61%	26%	-1%	5.88%	5.44%	8%
Annualized return on average tangible equity	6.60%	5.26%	6.71%	25%	-2%	5.94%	5.52%	8%
Annualized return on average assets	0.82%	0.61%	0.81%	34%	1%	0.71%	0.72%	-1%
Annualized return on average tangible assets	0.82%	0.61%	0.81%	34%	1%	0.71%	0.72%	-1%
Net interest margin	3.89%	3.71%	3.95%	5%	-2%	3.80%	4.01%	-5%
Efficiency ratio	73.85%	78.03%	66.70%	-5%	11%	75.92%	72.13%	5%

AVERAGE BALANCES
(in $000's, unaudited)
Average assets	$1,373,202	$1,442,928	$1,331,774	-5%	3%	$1,407,872	$1,321,879	7%
Average tangible assets	$1,371,372	$1,440,974	$1,329,458	-5%	3%	$1,405,980	$1,319,501	7%
Average earning assets	$1,273,769	$1,341,337	$1,231,311	-5%	3%	$1,307,366	$1,221,421	7%
Average loans held-for-sale	$5,189	$3,255	$4,762	59%	9%	$4,227	$3,059	38%
Average total loans	$812,376	$794,876	$786,898	2%	3%	$803,674	$775,581	4%
Average deposits	$1,158,479	$1,227,146	$1,110,053	-6%	4%	$1,192,622	$1,088,553	10%
Average demand deposits - noninterest-bearing	$392,122	$461,108	$370,086	-15%	6%	$426,424	$358,689	19%
Average interest-bearing deposits	$766,357	$766,038	$739,967	0%	4%	$766,198	$729,864	5%
Average interest-bearing liabilities	$775,924	$775,402	$766,865	0%	1%	$775,684	$755,184	3%
Average equity	$171,475	$169,883	$162,918	1%	5%	$170,684	$175,719	-3%
Average tangible equity	$169,645	$167,929	$160,602	1%	6%	$168,792	$173,341	-3%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000's, unaudited)	2013	2013	2012	2013	2012
ASSETS
Cash and due from banks	$33,890	$19,779	$21,885	71%	55%
Federal funds sold and interest-bearing
deposits in other financial institutions	51,872	57,090	24,476	-9%	112%
Securities available-for-sale, at fair value	293,778	346,800	389,820	-15%	-25%
Securities held-to-maturity, at amortized cost	81,731	68,283	-	20%	N/A
Loans held-for-sale - SBA, including deferred costs	6,321	4,394	2,714	44%	133%
Loans held-for-sale - other, including deferred costs	-	-	177	N/A	-100%
Loans:
Commercial	383,068	356,688	384,260	7%	0%
Real estate:
Commercial and residential	370,620	361,340	333,048	3%	11%
Land and construction	26,705	24,611	19,822	9%	35%
Home equity	48,667	45,347	47,813	7%	2%
Consumer	13,097	14,036	13,024	-7%	1%
Loans	842,157	802,022	797,967	5%	6%
Deferred loan (fees) costs, net	(207)	(97)	139	-113%	-249%
Total loans, including deferred fees and costs	841,950	801,925	798,106	5%	5%
Allowance for loan losses	(19,342)	(19,342)	(20,023)	0%	-3%
Loans, net	822,608	782,583	778,083	5%	6%
Company owned life insurance	49,185	48,774	47,496	1%	4%
Premises and equipment, net	7,541	7,632	7,740	-1%	-3%
Intangible assets	1,763	1,882	2,246	-6%	-22%
Accrued interest receivable and other assets	50,817	46,347	50,065	10%	2%
Total assets	$1,399,506	$1,383,564	$1,324,702	1%	6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$407,516	$397,198	$367,937	3%	11%
Demand, interest-bearing	171,027	169,681	148,777	1%	15%
Savings and money market	295,336	286,784	290,867	3%	2%
Time deposits - under $100	23,062	23,835	28,009	-3%	-18%
Time deposits - $100 and over	197,718	189,779	164,056	4%	21%
Time deposits - brokered	76,800	83,763	97,680	-8%	-21%
CDARS - money market and time deposits	17,580	15,850	5,427	11%	224%
Total deposits	1,189,039	1,166,890	1,102,753	2%	8%
Subordinated debt	9,279	9,279	23,702	0%	-61%
Accrued interest payable and other liabilities	33,568	36,560	33,556	-8%	0%
Total liabilities	1,231,886	1,212,729	1,160,011	2%	6%

Shareholders' Equity:
Series C preferred stock, net	19,519	19,519	19,519	0%	0%
Common stock	132,097	131,998	131,443	0%	0%
Retained earnings	20,694	17,901	10,566	16%	96%
Accumulated other comprehensive income (loss)	(4,690)	1,417	3,163	-431%	-248%
Total shareholders' equity	167,620	170,835	164,691	-2%	2%
Total liabilities and shareholders' equity	$1,399,506	$1,383,564	$1,324,702	1%	6%

	End of Period:			Percent Change From:
	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual loans - held-for-sale	$-	$-	$177	N/A	-100%
Nonaccrual loans - held-for-investment	13,868	16,115	12,890	-14%	8%
Restructured and loans over 90 days past due and still accruing	510	549	1,665	-7%	-69%
Total nonperforming loans	14,378	16,664	14,732	-14%	-2%
Foreclosed assets	659	738	3,098	-11%	-79%
Total nonperforming assets	$15,037	$17,402	$17,830	-14%	-16%
Other restructured loans still accruing	$668	$1,717	$416	-61%	61%
Net (recoveries) charge-offs during the quarter	$(270)	$(315)	$1,098	-14%	-125%
Provision (credit) for loan losses during the quarter	$(270)	$-	$815	N/A	-133%
Allowance for loan losses	$19,342	$19,342	$20,023	0%	-3%
Classified assets*	$23,780	$31,228	$54,880	-24%	-57%
Allowance for loan losses to total loans	2.30%	2.41%	2.51%	-5%	-8%
Allowance for loan losses to total nonperforming loans	134.52%	116.07%	135.92%	16%	-1%
Allowance for loan losses to total nonperforming loans,
excluding nonaccrual loans - held-for-sale	134.52%	116.07%	137.57%	16%	-2%
Nonperforming assets to total assets	1.07%	1.26%	1.35%	-15%	-21%
Nonperforming loans to total loans plus
nonaccrual loans - held-for-sale	1.71%	2.08%	1.85%	-18%	-8%
Classified assets* to Heritage Commerce Corp Tier 1
capital plus allowance for loan losses	13%	17%	30%	-24%	-57%
Classified assets* to Heritage Bank of Commerce Tier 1
capital plus allowance for loan losses	13%	18%	31%	-28%	-58%

OTHER PERIOD-END STATISTICS
(in $000's, unaudited)
Heritage Commerce Corp:
Tangible equity	$165,857	$168,953	$162,445	-2%	2%
Tangible common equity	$146,338	$149,434	$142,926	-2%	2%
Shareholders' equity / total assets	11.98%	12.35%	12.43%	-3%	-4%
Tangible equity / tangible assets	11.87%	12.23%	12.28%	-3%	-3%
Tangible common equity / tangible assets	10.47%	10.82%	10.81%	-3%	-3%
Loan to deposit ratio	70.81%	68.72%	72.37%	3%	-2%
Noninterest-bearing deposits / total deposits	34.27%	34.04%	33.37%	1%	3%
Total risk-based capital ratio	16.4%	16.7%	17.3%	-2%	-5%
Tier 1 risk-based capital ratio	15.1%	15.5%	16.0%	-3%	-6%
Leverage ratio	12.4%	11.5%	12.7%	8%	-2%

Heritage Bank of Commerce:
Total risk-based capital ratio	15.6%	15.9%	16.2%	-2%	-4%
Tier 1 risk-based capital ratio	14.3%	14.6%	14.9%	-2%	-4%
Leverage ratio	11.7%	10.9%	11.9%	7%	-2%

*Net of SBA guarantees

	For the Three Months Ended			For the Three Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross(1)	$817,565	$10,051	4.93%	$791,660	$10,292	5.23%
Securities - taxable	358,532	2,399	2.68%	398,143	2,975	3.01%
Securities - tax exempt(2)	58,474	550	3.77%	-	-	-
Federal funds sold and interest-bearing
deposits in other financial institutions	39,198	30	0.31%	41,508	29	0.28%
Total interest earning assets(2)	1,273,769	13,030	4.10%	1,231,311	13,296	4.34%
Cash and due from banks	22,658			21,191
Premises and equipment, net	7,611			7,841
Intangible assets	1,830			2,316
Other assets	67,334			69,115
Total assets	$1,373,202			$1,331,774

Liabilities and shareholders' equity:
Deposits:
Demand, noninterest-bearing	$392,122			$370,086

Demand, interest-bearing	167,726	57	0.14%	147,767	56	0.15%
Savings and money market	281,565	124	0.18%	298,544	179	0.24%
Time deposits - under $100	23,292	21	0.36%	28,011	35	0.50%
Time deposits - $100 and over	194,738	194	0.40%	166,486	246	0.59%
Time deposits - brokered	81,118	197	0.97%	93,259	219	0.94%
CDARS - money market and time deposits	17,918	2	0.04%	5,900	3	0.20%
Total interest-bearing deposits	766,357	595	0.31%	739,967	738	0.40%
Total deposits	1,158,479	595	0.21%	1,110,053	738	0.27%

Subordinated debt	9,279	90	3.89%	23,702	472	8.01%
Short-term borrowings	288	-	0.00%	3,196	2	0.25%
Total interest-bearing liabilities	775,924	685	0.35%	766,865	1,212	0.64%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	1,168,046	685	0.24%	1,136,951	1,212	0.43%
Other liabilities	33,681			31,905
Total liabilities	1,201,727			1,168,856
Shareholders' equity	171,475			162,918
Total liabilities and shareholders' equity	$1,373,202			$1,331,774

Net interest income(2) / margin		12,345	3.89%		12,084	3.95%
Less tax equivalent adjustment(2)		(192)			-
Net interest income		$12,153			$12,084

(1)Includes loans held-for-sale. Yield amounts earned on loans include loan fees and costs. Nonaccrual loans are included in average balance.
(2)Reflects tax equivalent adjustment for tax exempt income based on a 35% tax rate.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross(1)	$807,901	$20,140	5.03%	$778,640	$20,608	5.32%
Securities - taxable	372,044	4,860	2.63%	394,031	6,072	3.10%
Securities - tax exempt(2)	49,563	932	3.79%	-	-	-
Federal funds sold and interest-bearing
deposits in other financial institutions	77,858	99	0.26%	48,750	65	0.27%
Total interest earning assets(2)	1,307,366	26,031	4.02%	1,221,421	26,745	4.40%
Cash and due from banks	23,104			21,089
Premises and equipment, net	7,566			7,909
Intangible assets	1,892			2,378
Other assets	67,944			69,082
Total assets	$1,407,872			$1,321,879

Liabilities and shareholders' equity:
Deposits:
Demand, noninterest-bearing	$426,424			$358,689

Demand, interest-bearing	166,073	116	0.14%	145,208	109	0.15%
Savings and money market	282,392	244	0.17%	293,374	345	0.24%
Time deposits - under $100	23,940	43	0.36%	28,117	73	0.52%
Time deposits - $100 and over	192,518	398	0.42%	168,090	501	0.60%
Time deposits - brokered	86,561	416	0.97%	88,992	420	0.95%
CDARS - money market and time deposits	14,714	3	0.04%	6,083	6	0.20%
Total interest-bearing deposits	766,198	1,220	0.32%	729,864	1,454	0.40%
Total deposits	1,192,622	1,220	0.21%	1,088,553	1,454	0.27%

Subordinated debt	9,279	178	3.87%	23,702	946	8.03%
Short-term borrowings	207	1	0.97%	1,618	2	0.25%
Total interest-bearing liabilities	775,684	1,399	0.36%	755,184	2,402	0.64%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	1,202,108	1,399	0.23%	1,113,873	2,402	0.43%
Other liabilities	35,080			32,287
Total liabilities	1,237,188			1,146,160
Shareholders' equity	170,684			175,719
Total liabilities and shareholders' equity	$1,407,872			$1,321,879

Net interest income(2) / margin		24,632	3.80%		24,343	4.01%
Less tax equivalent adjustment(2)		(326)			-
Net interest income		$24,306			$24,343

(1)Includes loans held-for-sale. Yield amounts earned on loans include loan fees and costs. Nonaccrual loans are included in average balance.
(2)Reflects tax equivalent adjustment for tax exempt income based on a 35% tax rate.